ZIONS2024 SECOND QUARTER J u l y 2 2 , 2 0 2 4 Financial Review

FORWARD-LOOKING STATEMENTS; USE OF NON-GAAP FINANCIAL MEASURES 2 Forward Looking Information This presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements include, among others: Statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and Statements preceded or followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, important factors that may cause material differences include: The quality and composition of our loan and securities portfolios and the quality and composition of our deposits; Changes in general industry, political and economic conditions, including elevated inflation, economic slowdown or recession, or other economic challenges; changes in interest and reference rates, which could adversely affect our revenue and expenses, the value of assets and liabilities, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and leases losses; The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies, and actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue; increases in bank fees, insurance assessments and capital standards; and other regulatory requirements; Competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services, and our ability to recruit and retain talent; The impact of technological advancements, digital commerce, artificial intelligence, and other innovations affecting the banking industry; Our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; Our ability to develop and maintain technology, information security systems and controls designed to guard against fraud, cybersecurity, and privacy risks; Our ability to provide adequate oversight of our suppliers or prevent inadequate performance by third parties upon whom we rely for the delivery of various products and services; Natural disasters, pandemics, catastrophic events and other emergencies and incidents and their impact on our and our customers’ operations and business and communities, including the increasing difficulty in, and the expense of, obtaining property, auto, business, and other insurance products; Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change; Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity; The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; Protracted congressional negotiations and political stalemates regarding government funding and other issues, including those that increase the possibility of government shutdowns, downgrades in United States (“U.S.”) credit ratings, or other economic disruptions; and The effects of wars and geopolitical conflicts, such as the ongoing war between Russia and Ukraine, the war in the Middle East, and other local, national, or international disasters, crises, or conflicts that may occur in the future. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2023 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

Digital to the Core is key to being competitive in a digital world FUTURECORE: A COMPETITIVE TECHNOLOGY ADVANTAGE FOR YEARS TO COME 3 Delivering Benefits to our Customers and Employees • One data model for the in-scope loans and deposits • Real time: Fraud alerts and data entry correction • API-enabled • Cloud-deployable • Faster time-to-market for new products • Omni-channel account opening platform (branch/online/ mobile) • Improves consistency of customer attribute data across major applications • 7-day processing (when/if U.S. adopts) • Intuitive user-friendly front end A Catalyst for Modernization • General ledger simplification • Credit approval workflow • Loan operations consolidation • Enterprise data governance discipline • Deposit product rationalization • Charter consolidation FutureCore Scope Replacement of three legacy loan systems (consumer, commercial and construction lending) and one deposit system with a modern, integrated core processing system

Net interest margin expanded for a second consecutive quarter while credit continues to perform as expected FINANCIAL PERFORMANCE 4 (1) See Appendix for non-GAAP financial measures. Key Metrics 2Q24 1Q24 • Earning asset repricing modestly outpaced funding cost increases in the quarter resulting in 4 basis point improvement in net interest margin • Net charge-offs were 0.10% of loans, annualized, and remain below peer median • Loss-absorbing capital continues to strengthen, with CET1 at 10.6%, up from 10.0% a year ago • Improved efficiency ratio reflects higher revenues during 2Q24 (including gains on sale of our Enterprise Retirement Solutions business and a bank-owned property) and seasonal expenses during 1Q24 • We are investing in the business and expanding product capabilities while managing expense growth Net earnings to common $190 million $143 million Diluted earnings per share (GAAP) $1.28 $0.96 Net Interest Margin 2.98% 2.94% Loan growth (QoQ) Ending 0.5% Average 0.7% Ending 0.6% Average 1.3% Customer deposit growth (QoQ) (excluding brokered) Ending (0.7%) Average 0.3% Ending (0.8%) Average (1.1%) Net charge-offs / loans (annualized) 0.10% (annualized) 0.04% Return on average tangible common equity1 17.5% 13.7% Common equity tier 1% 10.6% 10.4% Efficiency ratio1 64.5% 67.9%

DILUTED EARNINGS PER SHARE

Earnings per share was positively impacted by gains on the sale of our Enterprise Retirement Solutions business and bank-owned property

Diluted Earnings per Share



$1.11
$1.13
$0.78
$0.96
$1.28
2Q23
3Q23
4Q23
1Q24
2Q24

EPS Impact of Provision for Credit Losses



$(0.23)
$(0.21)
$-
$(0.07)
$(0.03)
2Q23
3Q23
4Q23
1Q24
2Q24

Notable Items[1]:

2Q24:

- $0.07 per share positive impact from gains on sale of our Enterprise Retirement Solutions business and a bank-owned property

1Q24:

- $(0.07) per share negative impact from FDIC Special Assessment

4Q23:

- $(0.46) per share negative impact from FDIC Special Assessment
- $(0.05) per share negative impact from Credit Valuation Adjustment

3Q23:

- No items with impact > $0.05 per share during the quarter

2Q23:

- $(0.07) per share negative impact from severance expense
- $0.07 per share positive impact from gain on sale of bank-owned property

(1) Items that were $0.05 per share or more.

5

ZIONS BANCORPORATION

PRE-PROVISION NET REVENUE (“PPNR”) 6 (1) PPNR includes taxable-equivalent revenue; Adjusted PPNR adjusts for items such as severance costs, restructuring costs, amortization of other intangibles, SBIC investment success fee accruals, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures. Linked-quarter improvement in Adjusted PPNR reflects increased adjusted revenue and lower adjusted noninterest expense Linked quarter (2Q24 vs. 1Q24): • Adjusted PPNR increased 15%: • Increased net interest income • Increased customer-related noninterest income; noncustomer-related noninterest income includes $9 million gain on sale of our Enterprise Retirement Solutions business and $4 million gain on sale of bank-owned property • Decline in adjusted noninterest expense driven by seasonality in compensation in the first quarter Year-over-year (2Q24 vs. 2Q23): • Adjusted PPNR decreased 6%: • Slight increase in taxable-equivalent net interest income due to growth in interest income outpacing growth of funding costs • Increased adjusted noninterest expense $ 2 8 3 $ 2 8 0 $ 1 6 0 $ 2 2 6 $ 2 7 8 $ 2 9 6 $ 2 7 2 $ 2 6 2 $ 2 4 2 $ 2 7 8 2Q23 3Q23 4Q23 1Q24 2Q24 Pre-provision net revenue (PPNR) (non-GAAP) Adjusted PPNR (non-GAAP) PPNR1 ($ millions)

NET INTEREST INCOME & NET INTEREST MARGIN 7 Net interest income up due to the benefit of earning asset repricing and changes in asset mix, partially offset by an increase in cost of funding $591 $585 $583 $586 $597 2.92% 2.93% 2.91% 2.94% 2.98% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $0 2Q23 3Q23 4Q23 1Q24 2Q24 Net Interest Income Net Interest Margin ($ millions) Linked quarter (2Q24 vs. 1Q24): Net interest income increased $11 million, reflecting: • Interest income: • $12 million, or 1%, increase on loans • $7 million, or 4%, increase on money market and investment securities • Interest expense • $14 million, or 4%, increase on deposits • $6 million, or 7%, decrease on borrowings Year-over-year (2Q24 vs. 2Q23): • Net interest income up slightly • Interest income increased $96 million or 10% • Interest expense increased $90 million or 23% • Interest paid on deposits increased $170 million • Interest paid on borrowings decreased $80 million

NET INTEREST MARGIN 8 (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities. The net interest margin expanded from prior year as asset repricing offset cost of funding increases Year-Over-Year (2Q24 vs. 2Q23)Linked Quarter (2Q24 vs. 1Q24) Earning asset yields continued to improve while rate of increase on liabilities slowed Loans Deposits Money Mkt & Securities Borrowings Free Funds1 Loans Deposits Money Mkt & Securities Borrowings Free Funds1 2Q23 2Q241Q24 2Q24

NONINTEREST INCOME AND REVENUE 9 (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items as detailed in the noninterest income section of the earnings release. (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. It excludes the impact of securities gains (losses) and fair value and non-hedge derivative income. See Appendix for non-GAAP financial measures. Increased customer-related income attributable to growth in commercial account, card, and loan-related fees $162 $157 $150 $151 $154 2Q23 3Q23 4Q23 1Q24 2Q24 Customer-Related Noninterest Income (1) ($ millions) $ 7 8 0 $ 7 6 5 $ 7 3 1 $ 7 4 2 $ 7 7 6 $ 7 9 0 $ 7 6 5 $ 7 5 1 $ 7 5 3 $ 7 8 4 2Q23 3Q23 4Q23 1Q24 2Q24 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue (2) ($ millions)

NONINTEREST EXPENSE 10 (1) Adjusted for severance costs, restructuring costs, SBIC investments success fee accruals, FDIC special assessment, intangibles amortization, and other real estate expense. See Appendix for non-GAAP financial measures. Adjusted noninterest expense decreased linked quarter due to seasonality in compensation during the prior quarter • Total noninterest expense decreased $17 million linked quarter • Adjusted noninterest expense decreased $5 million linked quarter, mainly driven by seasonality in compensation • Salary and benefits declined $13 million • Technology expense increased $4 million • Marketing and business development expense increased $3 million • Adjusted noninterest expense was up 2% compared to prior year quarter Notable items: • 1Q24: $13 million FDIC special assessment • 1Q24: $12 million increase in share-based compensation • 4Q23: $90 million FDIC special assessment • 2Q23: $13 million severance expense $ 5 0 8 $ 4 9 6 $ 5 8 1 $ 5 2 6 $ 5 0 9 $ 4 9 4 $ 4 9 3 $ 4 8 9 $ 5 1 1 $ 5 0 6 62.5% 64.4% 65.1% 67.9% 64.5% 2Q23 3Q23 4Q23 1Q24 2Q24 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense (NIE) (1) (1)

AVERAGE LOANS AND DEPOSITS 11 (1) Deposit beta compares the change in the cost of deposits vs. the change in the target fed funds rate relative to 4Q21. Yields on loans increased 5 basis points; total cost of deposits also increased 5 basis points Zions’ average cost of total deposits reflect a total deposit beta1 of 40% and an interest-bearing deposit beta of 60% Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits $56.7 $57.0 $57.1 $57.9 $58.3 5.65% 5.84% 5.94% 6.06% 6.11% $0.0 $25.0 $50.0 $75.0 $100.0 2Q23 3Q23 4Q23 1Q24 2Q24 ($ billions) $39.8 $47.8 $49.1 $47.8 $49.1 $29.8 $27.9 $26.9 $25.5 $25.2 $69.6 $75.6 $75.9 $73.4 $74.2 1.27% 1.92% 2.06% 2.06% 2.11% $0.0 $25.0 $50.0 $75.0 $100.0 2Q23 3Q23 4Q23 1Q24 2Q24 ($ billions)

DEPOSIT BALANCE AND BORROWING TRENDS 12 Ending customer deposits declined ~$460 million vs. 1Q24; brokered deposits were flat 2Q24 total funding costs increased 2 basis points • Period-end noninterest-bearing demand deposits declined ~$400 million, or 1.6% linked-quarter • Brokered deposits were flat linked-quarter Average Deposits and Borrowings ($ billions) Ending Deposits and Borrowings ($ billions) $66 $69 $71 $70 $69 $8 $6 $4 $4 $4 $6 $5 $5 $5 $6 - 10 20 30 40 50 60 70 80 90 100 2Q23 3Q23 4Q23 1Q24 2Q24 $63 $68 $70 $69 $70$7 $8 $6 $4 $5 $13 $5 $5 $7 $7 1.88% 2.10% 2.25% 2.34% 2.36% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% - 10 20 30 40 50 60 70 80 90 100 2Q23 3Q23 4Q23 1Q24 2Q24

SECURITIES & MONEY MARKET INVESTMENTS

The bank has strong on-balance sheet liquidity



Total Securities Portfolio
and Money Market Investments
(period-end balances)
($ billions)
$2.3
$3.1
$2.4
$2.6
$3.2
$21.6
$20.7
$20.7
$20.2
$19.6
2Q23
3Q23
4Q23
1Q24
2Q24
Percent of earning assets
30%
30%
29%
28%
28%
Total Securities
Money Market Investments

The investment portfolio is designed to be a storehouse of balance sheet liquidity

- Principal and prepayment-related cash flows from securities were $840 million for the quarter
- The composition of the investment portfolio allows for deep on-balance sheet liquidity through the repo market
- Approximately 90% of securities are U.S. Government and U.S. Government Agency/GSE securities

The investment portfolio is also used to balance interest rate risk

- The estimated deposit duration at June 30, 2024 is assumed to be longer than the loan duration (including swaps); the investment portfolio brings balance to this mismatch
- The estimated price sensitivity of the securities portfolio (including the impact of fair value hedges) is flat from prior year quarter at 3.7 percent

13

ZIONS BANCORPORATION

NET INTEREST INCOME – OUTLOOK & RATE SENSITIVITY 14 Net interest income is expected to increase as asset repricing outpaces changes in funding costs Interest Rate Impacts on Net Interest Income1 (1) Assumes no change in the size or composition of the earning assets excluding derivative hedge activity but does assume a change in composition of deposits (a lesser proportion of noninterest- bearing relative to total deposits). (2) This analysis suggests latent interest rate sensitivity of 8.3%, which reflects future changes in net interest income (“NII”) based upon past rate movements that have yet to be fully realized in revenue, and emergent interest rate sensitivity reduces by 2.0% reflecting changes to NII based upon future rate movements implied by the forward rate curve at 6/30/2024. Net Interest Income Sensitivity 4.6% 6.3% 7.7% (100 bps) Implied +100 bps 2Q25 vs 2Q24 Reflects continued asset repricing, assumes total deposit cost increase of approximately 20 basis points by 2Q25 (assumes $3.5 billion of noninterest-bearing demand deposit migration to higher-cost products); 44% through- the-cycle total beta Latent2 Emergent2 Implied The estimated incremental impact of future rate changes from market implied rates is negative 200 basis points This assumes a Fed Funds Target of 4.50% at 2Q25 8.3% (2.0%) 6.3% Net interest income is expected to be slightly to moderately increasing in 2Q25 relative to 2Q24 -100 and +100 parallel interest rate shocks suggest moderate rate sensitivity between +4.6% and +7.7%

CREDIT QUALITY 15 (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans, and provision / average loans ratios are annualized for all periods shown Net charge-offs remain low, with trailing 12 months net charge-offs at 0.08% of average loans Key Credit Metrics • Net charge-offs relative to average loans: • 0.10% annualized in 2Q24 • 0.08% over the last 12 months • 0.46%: NPAs+90(1)/loans + OREO • NPA+90 balance increased $14 million in 2Q24 from 1Q24 • 2.2%: Classified loans / total loans • Classified balance increased $298 million in 2Q24 from 1Q24, driven primarily by loans in the commercial portfolio • 3.8%: Criticized loans / total loans • Criticized balance increased $284 million in 2Q24 from 1Q24, driven primarily by downgrades to Special Mention in the commercial real estate portfolio Allowance for Credit Losses: • 1.24% of total loans and leases, down 3 basis points from 1Q24 reflecting portfolio changes and improvement in the economic outlook, partially offset by C&I credit quality deterioration Credit Quality Ratios 0.09% 0.10% 0.06% 0.04% 0.10% 0.32% 0.29% 0.00% 0.09% 0.03% 2Q23 3Q23 4Q23 1Q24 2Q24 NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 2Q23 3Q23 4Q23 1Q24 2Q24 Criticized / Loans NPAs + 90 / Loans + OREO Classified / Loans ACL / Loans

COMMERCIAL REAL ESTATE SUMMARY ($13.5 BILLION BALANCE) 16 Note: Loan-to-value (LTV) calculations reflect most current appraisal in the denominator and the current outstanding balance in the numerator. The commercial real estate portfolio is granular and well diversified Term CRE ($10.8B) • Conservative weighted-average LTVs (< 60%) • Maturity distribution: 20% on average annually over next 3 years • Average & median loan size of $3.6 million & < $1 million • Total term CRE portfolio 7.8% criticized; 2.5% classified; 0.4% nonaccrual; 0.7% delinquencies Construction and Land Development ($2.7B) • Land and Acquisition & Development less than $250 million • Total construction portfolio 5.3% criticized; 1.0% classified; 0.1% nonaccrual; 0.1% delinquencies Office ($1.9B: $1.8B term | $0.1B construction) • 70% suburban and 30% Central Business District • Average LTV < 60% • Average & median loan size of $4.6 million & < $1 million • 9.8% criticized; 6.3% classified; 1.2% nonaccrual; 2.5% delinquencies • $7.1 million YTD charged off • 80% term, 20% construction • Allowance for credit losses: 2.3% of balances / 28% of criticized balances • Portfolio growth has been carefully managed for over a decade through disciplined concentration limits • Granular portfolio with solid sponsor or guarantor support • Diversified by property type and location Multifamily, 28% Industrial, 23% Office, 14% Retail, 11% Hospitality, 5% Residential Construction, 5% All Other CRE, 14% CRE Portfolio Composition As of June 30, 2024

CAPITAL STRENGTH 17 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to CET1 + ACL Net Charge-offs annualized, as a percentage of risk-weighted assets (0 .0 1% ) 0 .0 1% 0 .0 4% 0 .0 6% 0 .1 6% (0 .0 2% ) 0 .0 0% 0 .0 8% 0 .0 8% 0 .0 5% 0 .0 4% 0 .0 9% (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 14% 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets 1 0 .9% 1 0 .2% 1 0 .0% 9 .9% 9 .6% 9 .8% 9 .9% 1 0 .0% 1 0 .2% 1 0 .3% 1 0 .4% 1 0 .6% 1 1 .8% 1 1 .1% 1 0 .9% 1 0 .7% 1 0 .5% 1 0 .7% 1 1 .0% 1 1 .1% 1 1 .3% 1 1 .3% 1 1 .5% 1 1 .6% 0% 2% 4% 6% 8% 10% 12% 14% 3 Q 2 1 4 Q 2 1 1 Q 2 2 2 Q 2 2 3 Q 2 2 4 Q 2 2 1 Q 2 3 2 Q 2 3 3 Q 2 3 4 Q 2 3 1 Q 2 4 2 Q 2 4 Common Equity Tier 1 ACL / Risk-weighted Assets

FINANCIAL OUTLOOK (2Q 2025E VS 2Q 2024A) 18 Outlook provided as of July 22, 2024 Outlook Comments Stable to Slightly Increasing ▪ Slow near-term growth due to interest rates, though customer sentiment and commercial pipelines suggest modest growth expectations as rates decline Slightly to Moderately Increasing ▪ Earning asset repricing expected to outpace changes in funding costs Moderately Increasing ▪ Customer-related noninterest income expected to see continued growth from investment in Capital Markets Slightly Increasing ▪ Technology costs and investments in the business expected to put mild pressure on noninterest expense Increasing Organically ▪ Continued AOCI improvement and building of equity through retained earnings Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income Common Equity Adjusted Noninterest Expense

ZIONS BANCORPORATION DRIVES VALUE FOR ITS STAKEHOLDERS 19 We are determined to help build strong, successful communities, create economic opportunity and help our clients achieve greater financial strength through the relationships we develop and the services we provide. Distinctive Local Operating Model Managing Risk Delivering Value to Our Stakeholders • Transformation of our core systems to a modern, real-time architecture improving banker productivity and customer experience • New digital products and services streamlining our customer interactions • Returning capital to shareholders • Focus on serving small- to medium-sized businesses, resulting in a granular deposit franchise • Local decision making and empowered bankers support strong customer relationships • Ranked third among all U.S. banks in overall 2023 Greenwich Excellence Awards • Have built and maintained a robust risk management team and framework since the global financial crisis • Net credit losses to loan ratio that is consistently in the top quartile of peer banks • Empower every employee to be accountable for assessing and managing risk Across 11 western states, our footprint includes some of the strongest markets in the country • These states create 35% of national GDP • Population and job growth outpace national average Strong Geographic Footprint

APPENDIX 20 • Financial Results Summary • Accumulated Other Comprehensive Income (AOCI) • Balance Sheet Profitability • Loan Growth by Type • Earning Asset Repricing • Interest Rate Swaps • Interest Rate Sensitivity – Parallel Shock Analysis • Allowance for Credit Losses • Loan Loss Severity (NCOs as a percentage of nonaccrual loans) • Credit Metrics: Commercial Real Estate • Coalition Greenwich Customer Satisfaction • Non-GAAP Financial Measures

FINANCIAL RESULTS SUMMARY

Financial Highlights

(Dollar amounts in millions, except per share data)	Three Months Ended June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Earnings Results:				
Diluted Earnings Per Share	$ 1.28	$ 0.96	$ 0.78	$ 1.13
Net Earnings Applicable to Common Shareholders	190	143	116	168
Net Interest Income	597	586	583	585
Noninterest Income	179	156	148	180
Noninterest Expense	509	526	581	496
Pre-Provision Net Revenue - Adjusted (1)	278	242	262	272
Provision for Credit Losses	5	13	-	41
Ratios:				
Return on Assets(2)	0.91 %	0.70 %	0.57 %	0.80 %
Return on Common Equity(3)	14.0 %	10.9 %	9.2 %	13.5 %
Return on Tangible Common Equity(3)	17.5 %	13.7 %	11.8 %	17.3 %
Net Interest Margin	2.98 %	2.94 %	2.91 %	2.93 %
Yield on Loans	6.11 %	6.06 %	5.94 %	5.84 %
Yield on Securities	2.90 %	2.84 %	2.84 %	2.73 %
Average Cost of Total Deposits(4)	2.11 %	2.06 %	2.06 %	1.92 %
Efficiency Ratio (1)	64.5 %	67.9 %	65.1 %	64.4 %
Effective Tax Rate	23.3 %	24.6 %	16.0 %	23.2 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.45 %	0.44 %	0.39 %	0.38 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.10 %	0.04 %	0.06 %	0.10 %
Common Equity Tier 1 Capital Ratio(5)	10.6 %	10.4 %	10.3 %	10.2 %

21

(1) Adjusted for items such as severance costs, restructuring costs, amortization of other intangibles, SBIC investment success fee accrual, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures; (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates.

ZIONS BANCORPORATION

ACCUMULATED OTHER COMPREHENSIVE INCOME/LOSS (AOCI)

Projected AOCI improvement reflects relative stability in higher rate environment due to hedging strategy

AOCI Loss Projection



Actual
Projection
Based on forward curve:
as of 3/31/24
as of 6/30/24
$ Billions
(3.1)
(2.7)
(2.2)
(2.3)
(1.7)
(1.7)
4Q22
4Q23
4Q24
4Q25

The loss in AOCI will decline as the underlying investments pay down and mature

- Change in implied forward curve from 3/31/24 to 6/30/24 is projected to have a minimal impact to 4Q25 AOCI estimate
- The unrealized $2.7 billion Accumulated Other Comprehensive Loss is expected to improve by $950 million, or 35%, from 4Q23 to 4Q25
- This would add 90 basis points to the current tangible common equity ratio, all else equal
- This is approximately $5.50 per share on a book value basis, versus current quarter

1. AFS securities burndown based on path of forward curve at 03/31/24 and 6/30/2024
2. Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM

22
ZIONS BANCORPORATION

BALANCE SHEET PROFITABILITY 23 Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures. Excluding the effect of AOCI from average tangible common equity would result in associated returns of 12.3%, 10.0%, 9.9%, 6.7%, and 8.4% for the periods presented, respectively. Profitability impacted by higher funding costs while 4Q23 & 1Q24 include the impact of the FDIC special assessment 0.79% 0.80% 0.57% 0.70% 0.91% 2Q23 3Q23 4Q23 1Q24 2Q24 17.8% 17.3% 11.8% 13.7% 17.5% 2Q23 3Q23 4Q23 1Q24 2Q24 Return on Assets Return on Tangible Common Equity

LOAN GROWTH IN DETAIL 24 Loan growth in 1-4 Family Mortgage, Commercial, and Home Equity Linked quarter: • Period-end loans increased $306 million or 0.5% • Loan growth in dollars predominantly in 1-4 Family, C&I, and Home Equity • Balance declines in Consumer Construction, CRE Term, and C&I Owner Occupied Linked Quarter Loan Balance Growth Total Loans: +0.5% G ro w th R a te : L in k e d Q u a rt e r, n o t a n n u a liz e d Dollar Growth: Linked Quarter C&I (ex-Oil & Gas), 1% Owner occupied, (1%) CRE C&D, 1% CRE Term, (1%) Home Equity, 3% 1-4 Family, 4% Energy (Oil & Gas), 1% Municipal, (0%) Other, (8%) -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$300 -$200 -$100 $0 $100 $200 $300 $400 $500 Note: circle size indicates relative proportion of loan portfolio as of 2Q24. ($ millions)

SIMULATED REPRICING EXPECTATIONS: EARNING ASSETS & LOANS 25 Note: Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. A substantial portion of earning assets reset within one year with additional resets in later periods 52% 12% 8% 6% 9% 13% 53% 12% 10% 6% 6% 13% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs P e rc e n t o f L o a n s Loans: Rate Reset and Cash Flow Profile Loans After Hedging 43% 11% 9% 7% 10% 20% 46% 11% 10% 7% 6% 20% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs P e rc e n t o f E a rn in g A s s e ts Earning Assets: Rate Reset and Cash Flow Profile Earning Assets After Hedging

INTEREST RATE SWAPS AT JUNE 30, 2024 26 (1) Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans. Swaps are used to balance our interest rate sensitivity Outstanding Notional Weighted Average Fixed Rate Received Weighted Average Maturity 1Q23 $4,433 1.85% 10/24 2Q23 $2,850 2.40% 7/24 3Q23 $2,550 2.37% 8/24 4Q23 $1,450 2.66% 9/24 1Q24 $850 2.53% 3/25 2Q24 $550 2.56% 9/25 Received-Fixed Rate Loan & Long-Term Debt Cash Flow Hedges (pay floating rate) Outstanding Notional Weighted Average Fixed Rate Paid Weighted Average Maturity 1Q23 $1,228 1.83% 4/40 2Q23 $4,072 3.13% 10/30 3Q23 $5,072 3.27% 4/30 4Q23 $5,071 3.27% 4/30 1Q24 $5,070 3.27% 4/30 2Q24 $5,069 3.27% 4/30 Pay-Fixed Rate Securities Portfolio Fair Value Hedges / Fixed Rate Loan Hedges / Short-Term Debt Hedges (receive floating rate) Interest rate sensitivity is managed in part with portfolio interest rate hedges1 In 2Q24, $300 million in Receive-Fixed Swaps matured with an average Fixed Rate of 2.41%

INTEREST RATE SENSITIVITY – PARALLEL RATE SHOCKS 27 (1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity but does assume a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits). Standard parallel rate shocks suggest asset sensitivity (6%) (3%) 4% 7% (5%) (3%) 3% 6% −200 bps −100 bps +100 bps +200 bps Simulated Net Interest Income Sensitivity (1) as of 3/31/2024 as of 6/30/2024

ALLOWANCE FOR CREDIT LOSSES (“ACL”) 28 The ACL decrease vs. 1Q24 reflects an improved economic outlook partially offset by deterioration in C&I credit quality 526 777 914 917 835 695 574 529 553 514 546 590 636 678 711 738 729 736 726 1.08 1.56 1.66 1.68 1.56 1.30 1.12 1.04 1.09 1.00 1.04 1.09 1.14 1.20 1.25 1.30 1.26 1.27 1.24 1/1/20 CECL 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 Allowance for Credit Losses ACL (%)

LOAN LOSS SEVERITY 29 Source: S&P Global. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 8% 1 5% 1 7% 1 8% 2 3% 2 3% 2 8% 2 9% 3 5% 3 8% 4 7% 5 0% 5 1% 5 5% 5 7% 6 0% 6 0% 7 0 % W A L M T B C A D E Z IO N B O K F F H N C M A W B S E W B C W T F C K E Y C F G H B A N F IT B S N V R F C F R P N F P C O L B Annualized NCOs / Nonaccrual Loans Five Year Average (2019Q2 – 2024Q1) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2009Q2 – 2024Q1) 1 7% 2 0% 2 1% 2 2% 2 3% 2 9% 2 9% 3 2% 4 0% 4 1% 4 5% 4 9% 5 3% 5 3% 5 3% 5 4% 5 7% 6 7 % B O K F M T B W A L Z IO N C A D E F H N C M A W B S C F G C F R W T F C K E Y R F P N F P H B A N E W B C S N V F IT B C O L B > 1 0 0% > 1 0 0%

IN-DEPTH REVIEW: COMMERCIAL REAL ESTATE 30 Data is updated through 2Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. For “Indexed Value” data series, we adjust the most recent appraisal based on the REIS Commercial Property Price Indices (specific to local markets). Index is applied to four major CRE property types. Percentages shown of CRE property types do not sum to 100% due to other property types not shown. Limited tail loan-to-value risk in portfolio; controlled CRE growth Term WAVG LTV % of CRE Term % of CRE Construction Multi-family 57% 26% 49% Industrial / Warehouse 58% 23% 26% Office 55% 17% 5% Retail 47% 13% 4% Hospitality 46% 6% 2% Zions has modest “tail risk” in its CRE portfolio Total CRE Portfolio Trends Total CRE Problem Loan Trends as a percentage of total loans 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 0% 10% 20% 30% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Term CRE LTVs Appraised vs. Indexed Most Current Appraisals Index Adjusted 2.4 2.6 2.7 2.5 2.7 9.5 9.6 9.5 10.4 10.8 2Q20 2Q21 2Q22 2Q23 2Q24 Term Balances Construction Balances

DISCIPLINED COMMERCIAL REAL ESTATE GROWTH 31 Data as of March 31, 2024; peer growth rates are normalized for significant acquisitions Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades. • Key factors for consideration in credit risk within CRE • Measured and disciplined growth compared to peers • Significant borrower equity – conservative LTVs • Disciplined underwriting on debt service coverage • Diversified by geography and asset class • Limited exposure to land 0 50 100 150 200 250 300 350 1 Q 1 5 1 Q 1 6 1 Q 1 7 1 Q 1 8 1 Q 1 9 1 Q 2 0 1 Q 2 1 1 Q 2 2 1 Q 2 3 1 Q 2 4 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied

0.1 0.3 0.3 0.2 0.1 2.2 2.2 1.9 2.0 1.8 2Q20 2Q21 2Q22 2Q23 2Q24 Term Balances Construction Balances 13% 17% 32% 28% 4% 4% 1% 0% 12% 10% 24% 32% 13% 6% 4% 0% 0% 5% 10% 15% 20% 25% 30% 35% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Most Current Appraisals Index Adjusted IN-DEPTH REVIEW: CRE OFFICE ($1.9 BILLION BALANCE) 32 Data updated through 2Q24. (1) Based on loans > $2.5 million - 90% of portfolio. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. For “Indexed Value” data series, we adjust the most recent appraisal based on the REIS Commercial Property Price Indices (at the MSA level). CRE Office portfolio is 14% of total CRE exposure; 3% of total loan exposure • Allowance for credit losses: 3.8% of balances / 39% of criticized balances • 11% decrease in balances YOY via payoffs, loan rebalance, amortization • Median loan size: < $1 million; average loan size: $4.6 million • Loans > $30 million are 36% of exposure • 34% variable rate with swap, 15% fixed rate, 51% variable rate w/o swap • Stabilized term office portfolio is 87% leased (weighted average)1 • Office problem loans levels are stable or decreasing • Net charge-offs since 2020 of $9.0 million Office Problem Loan Trends as a percentage of total loans ($ billions) CRE Office Portfolio Trends When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination 0% 2% 4% 6% 8% 10% 12% 14% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate CRE Office Term LTVs Appraised vs Indexed

IN-DEPTH REVIEW: CRE OFFICE ($1.9 BILLION BALANCE) 33 Data is updated through 2Q24. (1) Portfolio metrics based on loans > $2.5 million – 90% of portfolio. . Zions’ office collateral is diversified geographically, has limited exposure to CBD offices, and majority of building sizes < 200 thousand sq ft Office Collateral Summary • Largest state exposure (in millions): Utah $436 (SLC $211, Provo $146); CA $409 (So. Cal $216, No. Cal $159); WA $309, AZ $275. • Largest MSA exposure (in millions): Seattle $265, Phoenix $236, SLC $211 • 70% suburban, 30% central business district1 • 1/3 of portfolio is credit tenant leased1 • 70% Multi-tenant Office, 30% Single Tenant1 • Over 80% of single tenant buildings are leased to credit tenants • Collateral size: 75% of exposure secured by buildings < 200 thousand sq ft 17% 49% 35% 35% 3% 48% 20% 13% 83% 51% 65% 65% 97% 52% 80% 87% $68.1 $80.3 $87.5 $210.4 $275.5 $309.3 $409.4 $436.4 CO ID NV TX AZ WA CA UT CRE Office By State + CBD / Suburban CBD Suburban 0 100 200 300 400 500 600 700 800 <50 50-100 100-200 200-300 300-400 400-500 500+ O u ts ta n d in g B a la n c e s Square Footage ( in thousands) Single / Multi Tenancy by Office Collateral Size Multi Tenant Single Tenant 359 471 222 231 78 444 2024 2025 2026 2027 2028 2029+ CRE Term Office by Maturity ($ millions) ($ millions) ($ millions)

IN-DEPTH REVIEW: CRE MULTIFAMILY ($3.9 BILLION BALANCE) 34 Data is updated through 2Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. For “Indexed Value” data series, we adjust the most recent appraisal based on the REIS Commercial Property Price Indices (specific to local markets). CRE multifamily portfolio is 28% of total CRE exposure; 7% of total loan exposure • Allowance for credit losses: 2.1% of total multifamily balances or 23% of criticized balances • 16% increase in balances YOY; construction funding and term conversion • 75% term, 25% construction • Median loan size: < $1 million; average loan size: $5.5 million • 18% variable rate with swap, 10% fixed rate, 72% variable rate w/o swap • Multifamily by location – 28% CA, 27% TX, 12% AZ, 9% UT, 24% all other • Criticized consists primarily of loans in lease up, impacted by higher interest rates, construction delays and longer lease up timelines – classified levels remain below 2%. Multifamily Problem Loan Trends as a percentage of total loans ($ billions) CRE Multifamily Portfolio Trends 0.7 0.9 0.7 0.8 1.0 2.0 2.1 2.2 2.6 2.9 2Q20 2Q21 2Q22 2Q23 2Q24 Term Balances Construction Balances 0% 2% 4% 6% 8% 10% 12% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 9% 27% 44% 14% 6% 1% 0% 0% 10% 35% 37% 12% 4% 2% 0% 0% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ CRE Multifamily Term LTVs Appraised vs. Indexed Most Current Appraisals Index Adjusted

ZIONS FINISHES THIRD NATIONALLY IN 2023 GREENWICH EXCELLENCE AWARDS

Zions compares favorably to major competitors

Coalition Greenwich Customer Satisfaction (2023)
% Excellent Citations*

(Major Bank Competitors: JP Morgan, Bank of America, Wells Fargo, US Bank)

	Zions Bancorp	Major Bank Competitors (Average Score)	Highest Major Bank Competitor's Score	**Zions' Rank**
Middle Market (Revenue of $10MM-$500MM)				
Overall Satisfaction - Customers	54	46	53	1st
Bank You Can Trust	83	53	57	1st
Values Long-Term Relationships	83	53	57	1st
Ease of Doing Business	64	50	54	1st
Digital Product Capabilities	58	41	46	1st
Overall Customer Satisfaction with Bankers	78	55	58	1st
Net Promoter Score**	52	40	48	1st

Greenwich Excellence Awards

- Ranked third among all U.S. banks with 20 overall national Excellence Awards
- One of only three U.S. banks to average 16 or more wins since the inception of the awards in 2009
- The small business results ($1-10MM revenue) were similar to the middle market results, with even stronger scores in overall satisfaction, ease of doing business and digital product capabilities.

Greenwich "Best Brand" Awards

- Won all three brand awards in the Middle Market and Small Business categories
  - Bank You Can Trust
  - Values Long-Term Relationships
  - Ease of Doing Business

Source: 2023 Coalition Greenwich Market Tracking Program Nationwide .
* Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

35
ZIONS BANCORPORATION

NON-GAAP FINANCIAL MEASURES 36 In millions, except per share amounts 2Q24 1Q24 4Q23 3Q23 2Q23 (a) Total noninterest expense $509 $526 $581 $496 $508 LESS adjustments: Severance costs 1 13 Other real estate expense (1) Amortization of core deposit and other intangibles 1 2 2 2 1 FDIC special assessment 1 13 90 SBIC investment success fee accrual 1 Restructuring costs 1 (b) Total adjustments 3 15 92 3 14 (c) =(a - b) Adjusted noninterest expense 506 511 489 493 494 (d) Net interest income 597 586 583 585 591 (e) Fully taxable-equivalent adjustments 11 10 10 11 11 (f) = (d + e) Taxable-equivalent net interest income (TE NII) 608 596 593 596 602 (g) Noninterest Income 179 156 148 180 189 (h) = (f + g) Combined Income $787 $752 $741 $776 $791 LESS adjustments: Fair value and nonhedge derivative income (loss) (1) 1 (9) 7 1 Securities gains (losses), net 4 (2) (1) 4 - (i) Total adjustments 3 (1) (10) 11 1 (j) = (h - i) Adjusted revenue $784 $753 $751 $765 $790 (j - c) Adjusted pre-provision net revenue (PPNR) $278 $242 $262 $272 $296 (c) / (j) Efficiency Ratio 64.5% 67.9% 65.1% 64.4% 62.5%

NON-GAAP FINANCIAL MEASURES (CONTINUED) 37 In millions 2Q24 1Q24 4Q23 3Q23 2Q23 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $190 $143 $116 $168 $166 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 1 1 1 1 (a) Net earnings applicable to common, net of tax $191 $144 $117 $169 $167 Average common equity (GAAP) $5,450 $5,289 $4,980 $4,938 $4,818 Average goodwill and intangibles (1,056) (1,058) (1,060) (1,061) (1,063) (b) Average tangible common equity (non-GAAP) $4,394 $4,231 $3,920 $3,877 $3,755 (c) Number of days in quarter 91 91 92 92 91 (d) Number of days in year 366 366 365 365 365 (a/b/c)*d Return on average tangible common equity (non-GAAP) 17.5% 13.7% 11.8% 17.3% 17.8%

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